EXHIBIT 2.1

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (the "Amendment") to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 15, 2012, by and among Acorda Therapeutics, Inc., a Delaware corporation ("Parent"), ATI Development Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Neuronex, Inc., a Delaware corporation (the "Company"), and Moise A. Khayrallah, as the Stockholders’ Representative is entered into effective as of July 27, 2015 (the “Amendment Date”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

RECITALS

WHEREAS, Parent, the Company and the Stockholders’ Representative desire to amend the Merger Agreement pursuant to Section 8.3(a) of the Merger Agreement as set forth herein, which amendment will be effected by the execution of this Amendment by Parent, the Company and the Stockholders’ Representative.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The chart setting forth the Milestone Events and Milestone Payments contained in Section 1.7(b)(1) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Milestone Event	Milestone Payment
Execution of an agreement with a commercial device manufacturer; provided such agreement [***] (an “[***] Manufacturing Agreement”)	$[***]
Approval of the DZNS Product by the European Medicines Agency (or any successor agency thereto).	$[***]

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Section 1.7(b)(2) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(2)           Upon the first occurrence of each of the Sales Milestone Events set forth in the chart below under the heading “Sales Milestone Event,” the Sales Milestone Payment set forth opposite such Sales Milestone Event in the chart below shall become due and payable in accordance with and subject to Section 1.7(d) and shall be treated by all of the parties to this Agreement as an additional purchase price paid for the Company Capital Stock, Company Warrants and Company Options for all income Tax purposes (except to the extent required by applicable Law).  Annual Net Sales reflected below in the following table shall be determined with reference to any period of four consecutive calendar quarters.  For the avoidance of doubt, the Sales Milestone Payments shall be due only once upon the achievement of a Sales Milestone Event.  Net Sales in any calendar quarter may count towards at most one Sales Milestone Event (so that Net Sales that count towards one Sales Milestone Event cannot be counted towards another Sales Milestone Event), and, following achievement of a Sales Milestone Event, Net Sales start accruing toward the next Sales Milestone Event no earlier than after the end of the last calendar quarter included in the Annual Net Sales period which achieved such prior Sales Milestone Event.  By way of example and not limitation, if the first time that the Sales Milestone Event of “Annual Net Sales of at least $[***]” is achieved with respect to sales made in the four (4) consecutive calendar quarter period ending in the third calendar quarter of 2015, then the Sales Milestone Event of “Annual Net Sales of at least $[***]” cannot be deemed achieved until at least the end of the third calendar quarter of 2016 (i.e., the end of the next succeeding four calendar quarter period).

Sales Milestone Event	Sales Milestone Payment
Annual Net Sales of at least $[***]	$[***]
Annual Net Sales of at least $[***]	$[***]
Annual Net Sales of at least $[***]	$[***]
Annual Net Sales of at least $[***]	$[***]

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. The chart setting forth the Earn-out Rates based on calendar year Net Sales contained in Section 1.7(c)(1) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Calendar Year Net Sales	Earn-out Rate
Portion of calendar year Net Sales from $0 up to and including $[***]	[***]%
Portion of calendar year Net Sales above $[***] up to and including $[***]	[***]%
Portion of calendar year Net Sales above $[***]	[***]%

4. Additional Contingent Payment.  In consideration for the Stockholders’ Representative agreeing to this Amendment, Parent shall make or cause to be made an additional payment in the amount of Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000)  in accordance with the Contingent Allocation Certificate delivered by the Stockholder’s Representative to Parent on the date hereof concurrently with the execution of this Amendment, which amount shall be funded into the Neuronex Payroll account and JP Morgan Paying Agent account as specified in such certificate within five (5) days after the Amendment Date for further distribution to the Former Holders in accordance with payroll account procedures and the JP Morgan paying agency agreement, respectively.  Section 1.7(a)(1) of the Merger Agreement shall be deemed amended to include this additional payment as an additional “Contingent Payment” as defined in such section of the Merger Agreement.

5. Stockholders’ Representative.  The Stockholders’ Representative represents and warrants that (i) he is executing this Amendment as Stockholders’ Representative on behalf of himself and all other Former Holders pursuant to Section 8.1 of the Merger Agreement, the written agreement between him and the other Former Holders contemplated by Section 8.1(e) of the Merger Agreement, as heretofore amended or supplemented, as well as any other written agreement that the Stockholders’ Representative may have with any or all of the other Former Holders (collectively, the “Former Holder Agreements”), and (ii) the Stockholders’ Representative has taken any and all actions and receive any and all approvals needed from the Former Holders, pursuant to the Former Holder Agreements or otherwise, which required actions and approvals are described in Exhibit A to this  Amendment, such that the Stockholders’ Representative is fully authorized to execute this Amendment on behalf of the Former Holders and it is valid, binding and enforceable against the Former Holders in accordance with its terms.

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6. Counterparts.  This Amendment may be executed and delivered in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

7. Entire Agreement; Remainder of the Merger Agreement Unchanged.  This Amendment constitutes the entire agreement of the parties and supersede all other agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.  Except as otherwise expressly set forth in this Amendment, the Merger Agreement shall remain in full force and effect without any amendment or modification to the terms and provisions thereof.  For avoidance of doubt, this Amendment does not have the effect of curing any breach or inaccuracy of any representation, warranty, covenant or agreement set forth in the Merger Agreement that existed prior to this Amendment, if any.

8. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to parties residing in the State of Delaware, without regard to applicable principles of conflicts of law.

[Signature Page Follows]

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
ACORDA THERAPEUTICS, INC. By: /s/ Ron Cohen Name: Ron Cohen Its: President and CEO

NEURONEX, INC. By: /s/ Jane Wasman Name: Jane Wasman Its: President

/s/ Moise A. Khayrallah Moise A. Khayrallah, solely in his capacity as the Stockholders’ Representative acting on his behalf and behalf of all of the Former Holders

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.  SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS [       ] AND AN ASTERISK*, HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A
The Stockholders’ Representative obtained written consents to the Amendment from each of the other Former Holders, true and correct copies of which have been provided to Parent.